EX – 16.1

February 16, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of CareMax, Inc. under Item 4.01 of its Form 8-K dated February 16, 2022. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on February 11, 2022. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey